Exhibit 10.8

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (as the same may be amended, modified or supplemented from time to time, the “Agreement”) is made and entered into as of May 28, 2009 (the “Effective Date”), by and between Maven Media Holdings, Inc., a Delaware corporation (including its successors, the “Corporation”), Waste2Energy, Inc., a Delaware corporation (“Waste2Energy”), Waste2Energy Group Holdings PLC, an Isle of Man company, (“Waste2Energy Group Holdings”), Christopher d’Arnaud-Taylor (“Taylor ”) and Peter Bohan.

WHEREAS, Taylor is currently the Chief Executive Officer of the Corporation and Waste2Energy;

WHEREAS, Taylor is currently Chairman of the Boards of the Corporation and Waste2Energy;

WHEREAS, pursuant to a Confidential Private Offering Memorandum, dated May 7, 2009, as amended by Amendment No. 1 dated as of May 26, 2008, the Corporation is offering a minimum of 250,000 units and a maximum of 4,000,000 Units (with an over-subscription option of up to an additional 1,000,000 Units) at a purchase price of $2.00 per Unit (the “Offering”);

WHEREAS, in order to enable Taylor to focus on helping Waste2Energy develop its business in the European and other international markets, upon the final closing of the Offering, Taylor  will resign as Chief Executive Officer of the Corporation and of Waste2Energy and shall be a consultant to Waste2Energy Group Holdings;

WHEREAS, Peter Bohan, who is serving as the President and Chief Operating Officer of the Corporation and Waste2Energy will, as of the final closing of the Offering, become President and Chief Executive Officer of the Corporation and Waste2Energy.

             NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.           Resignation.  The parties hereby agree that immediately upon the final closing of the Offering, Taylor will resign from his employment arrangement with the Corporation and Waste2Energy including his position as Chief Executive Officer of Waste2Energy and of the Corporation.  Taylor will continue to serve on the boards of Waste2Energy and the Corporation until  his resignation or his successor is duly elected or appointed and qualified.  In addition, the parties agree that upon his resignation from his employment with the Corporaiton and Waste2Energy, Mr. d’Arnaud-Taylor will not in the future have any other executive position with either the Corporation or Waste2Energy.

2.           Termination of Employment Agreement.  As of the final Closing of the Offering, the Employment Agreement between Waste2Energy and Taylor, dated April 1, 2008 (the “Employment Agreement”) shall be null and void and no further effect, except with respect to the obligation of Waste2Energy to make those payments which are due and owing, to Taylor, pursuant to the Employment Agreement as of the final closing of the Offering.

3.           Consulting Agreement.  As of the date hereof, Waste2Energy Group Holdings, the Corporation, and Waste2Energy and Taylor  shall execute the Consulting Agreement attached to this Agreement as Exhibit “A”, which Consulting Agreement shall be effective on the date of the final closing of the Offering.  The Corporation and Waste2Energy shall guarantee all payments to be made to Taylor pursuant to the Consulting Agreement.

4.           Chairman of Waste2Energy Group Holdings. On the final closing of the Offering, Taylor shall become Chairman of Waste2Energy Group Holdings.

5.           Appointment of Peter Bohan   Immediately after the final closing of the Offering, Peter Bohan shall be appointed as the President and Chief Executive Officer of the Corporation and Waste2Energy.

6.           Piggy Back Registrations. If at any time the Corporation shall determine to file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Corporation shall send to each of Taylor, Susan Danehower and Anglo Suez LLC  (collectively “Holders”) written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Holders shall so request in writing, the Corporation shall include, subject to applicable rules and regulations of the Securities and Exchange Commission, in such registration statement all or any part of the shares of Common Stock of the Corporation beneficially owned by such Holder which such Holder  requests to be registered (the “Registration Shares”), except that if, in connection with any underwritten public offering for the account of the Corporation the managing underwriter(s) thereof shall impose a limitation on the number of shares of common stock, which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Corporation shall be obligated to include in such registration statement only such limited portion of the Registration Shares  with respect to which such Holder has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registration Shares shall be made pro rata among the Holders seeking to include Registration Shares in proportion to the number of Shares Securities sought to be included by such Holder.

7.           Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth (5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Corporation to:

Maven Media Holdings, Inc.
c/o Waste2Energy, Inc.
1185 Avenue of the Americas. 20th Floor
New York, New York 10036
Attention:  Peter Bohan
Fax No. (646) 723-4001

With a copy to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006

 If to Waste2Energy, Inc. to:

            Waste2Energy, Inc.
1185 Avenue of the Americas, 20th Floor
New York, New York 10036
Attention:  Peter Bohan
Fax No. (646) 723-4001

 With a copy to:

With a copy to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006

  If to Waste2Energy Group Holdings PLC to:

c/o Waste2Energy, Inc.
1185 Avenue of the Americas
20th Floor
New York, New York 10036

Attention:  Peter Bohan
Fax No. (646) 723-4001

If to Christopher d” Arnaud-Taylor to:

      Christopher d’Arnaud-Taylor
                      360 West 22nd Street, Suite 16B
      New York, NY 10011
      Fax No. (212) 656 1129

                 If to Peter Bohan to:

Peter Bohan
11 Frontier Drive
Walpole
MA 02081
           Fax No.  (646) 723-4001

                 If to Susan Danehower to:

                                       c/o  Christopher d’Arnaud-Taylor
                       360 West 22nd Street, Suite 16B
       New York, NY 10011
       Fax No. (212) 656 1129

                 If to Anglo Suez to:

       Christopher d’Arnaud-Taylor
                       360 West 22nd Street, Suite 16B
       New York, NY 10011
       Fax No. (212) 656 1129

8.           Further Assurances.  Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

9.           Headings. The section headings contained herein are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

10.           Counterparts.  This Agreement may be executed in counterparts, it being understood that such counterparts, taken together, shall constitute but one and the same agreement.  A facsimile signature shall constitute an original signature.

11.           Governing Law, Venue, Waiver of Jury Trial.   This Agreement shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Each of the parties hereto expressly and irrevocably (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection they may have now or hereafter to the venue of any such suit, action or proceeding, and (3)  consents to the jurisdiction of either the New York State Supreme Court, County of New York, or the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

12.           Entire Agreement.   This Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties pertaining to the subject matter hereof, whether oral, implied or written.  There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

13.           Interpretation. The division of this Agreement into Sections, and subsections and the insertion of headings are for convenience of reference only and will not affect its construction or interpretation. Terms of gender will be deemed interchangeable, as will singular and plural terms, in each case, unless the context otherwise requires.

14.           No Amendment/Waiver.  This Agreement may not be amended or modified in any manner nor may any of its provisions be waived except by written amendment executed by the parties expressly indicating the parties’ intention to so amend or modify this Agreement.  Any such amendment, modification or waiver shall be effective only in the specific instance and for the purpose for which it was given.

15.           Non-Assignability.  The obligations of Taylor, the Corporation, Waste2Energy,  Waste2Energy Group Holdings and Peter Bohan hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.

16.           Severability.  The various Sections of this Agreement are severable, and if any Sections or an identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Sections or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement, to the extent required for the purposes of the validity and enforcement hereof.

17.   No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

18.           Third Party Beneficiaries. Taylor’s estate and heirs are intended third party beneficiaries of Taylor’s rights and the obligations of the Corporation, Waste2Energy, and Waste2Energy Group Holdings.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

MAVEN MEDIA HOLDINGS, INC.

By:__________________________
Name:  Peter Bohan
Title:    President

WASTE2ENERGY, INC.

By:__________________________
Name: Peter Bohan
Title:   President

WASTE2ENERGY GROUP HOLDINGS PLC

By:____________________________________
Name: Peter Bohan
Title:   Director

_________________________________________
Christopher d’Arnaud-Taylor

__________________________________________
Peter Bohan